UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 28, 2021

Date of Report (Date of earliest event reported)

GLASSBRIDGE ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 East 57th Street, Suite 1-A New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 220-3300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2021, the registrant’s board of directors amended, effective immediately, the registrant’s bylaws, to include the following:

At any meeting of stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, shall be decided by a majority of the votes cast for and against such matter at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, regardless whether a quorum is present when the vote is taken. For clarity, abstentions are not votes cast.

Item 9.01 Financial Statements and Exhibits.

Exhibit no.	Exhibit
3.1	Amended and Restated Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2021

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer

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